EXHIBIT 32.1

CERTIFICATIONS OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

OF CARA THERAPEUTICS, INC.

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Cara Therapeutics, Inc. (the "Company") for the quarter ended March 31, 2023, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Christopher Posner, as Chief Executive Officer of the Company, and Ryan Maynard, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge, based upon a review of the Report:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ CHRISTOPHER POSNER
Name: Christopher Posner
Title: Chief Executive Officer (Principal Executive Officer)
Date: May 15, 2023

/s/ RYAN MAYNARD
Name: Ryan Maynard
Title: Chief Financial Officer (Principal Financial Officer)
Date: May 15, 2023